FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
March 28, 2022
Jefferies Announces First Quarter 2022 Financial Results

Q1 Financial Highlights
•Net income attributable to common shareholders of $327 million, or $1.23 per diluted share
•Annualized return on adjusted tangible equity of 16.2%1
•Total Investment Banking and Capital Markets and Asset Management Net Revenues of $1.54 billion
•Quarterly Investment Banking net revenues of $1.00 billion
•Combined Capital Markets net revenues of $480 million
•Asset Management net revenues (before allocated net interest2) of $74 million
•Repurchased 10.038 million shares of common stock for $364.2 million, or an average price of $36.28 per share, including 6.848 million shares of common stock in the open market for $250.0 million under our current Board of Directors authorization and 3.190 million shares of common stock for $114.2 million in connection with net-share settlements under our equity compensation plan
•In the four year period starting January 2018, Jefferies has repurchased 137.292 million shares of common stock3 for $3.107 billion, or an average price of $22.63 per share; Jefferies has returned to shareholders $4.316 billion, or 43% of shareholders' equity and 56% of tangible shareholders' equity4 since January 2018
•Our Board of Directors has authorized the repurchase in the future of an additional up to $250 million of our common stock

"We are proud of our solid first quarter results which as expected, are down from our industry’s uniquely exceptional first quarter of 2021, but consistent with the new level of operating success Jefferies achieved for the last nine months of 2021. Our strong first quarter results reflect the breadth and depth of our platform, despite the challenging trading environment caused by the anticipated change in Fed policy that existed in December and January and exacerbated by the even more difficult capital markets conditions that began in February with the onset of the invasion of Ukraine. Despite the change in market tone, the performance in our Investment Banking business continues to reflect our increased market share, as continued momentum in our Advisory business led our results, with an increase of 75% over the prior year comparable quarter. Our debt underwriting net revenues were solid, while our equity underwriting results were lower than the same period last year, consistent with a reduction in industry-wide deal activity. The new issue markets are clearly more sensitive to the increase in volatility and while our investment banking backlog5 remains strong, our realization of this backlog is sensitive to market conditions.

"Equities net revenues were impacted by market volatility and global instability. Fixed Income net revenues were lower, primarily due to lower trading volumes in the face of inflation concerns and interest rate uncertainty.

"Asset Management net revenues reflect higher asset management fees, offset by lower investment returns and lower revenues from strategic affiliates as compared to the prior year quarter.

“We have no operations in Russia and our exposure to Russia is otherwise immaterial.

"Our Ukrainian Doing Good Global Trading Day on March 3rd raised more than $14 million, our largest fundraising effort ever. We are humbled by our clients, employees, shareholders and friends who have all come together in this show of support. The funds were distributed to 20 charities that are providing on the ground humanitarian aid and support to help the brave, courageous and inspirational people of Ukraine as they defend their lives, freedom and homes. We hope and pray for their fortitude and success. It should be crystal clear that Jefferies stands with the Ukrainian people."

Richard Handler, CEO, and Brian Friedman, President

Quarterly Cash Dividend

The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.30 per Jefferies common share, payable on May 27, 2022 to record holders of Jefferies common shares on May 16, 2022.

1 Jefferies Financial Group

Financial Summary

(Dollars in thousands, except per share amounts)	Three Months Ended February 28,
	2022	2021 (6)	% Change
Net revenues:
Investment Banking and Capital Markets	$1,481,818	$1,987,496	(25)%
Asset Management	59,956	229,202	(74)%
Merchant Banking	189,535	267,004	(29)%
Corporate	746	590	26%
Consolidation Adjustments	(140)	2,650	(105)%
Net revenues	$1,731,915	$2,486,942	(30)%

Income before income taxes	$392,332	$800,785	(51)%

Net income attributable to common shareholders	$327,447	$582,435	(44)%

Diluted earnings per share	$1.23	$2.13	(42)%

Weighted average diluted shares	266,571	272,881

Annualized return on adjusted tangible equity[1]	16.2%	33.3%

Highlights

Three months ended February 28, 2022

•Net income attributable to common shareholders of $327 million, or $1.23 per diluted share.
•Repurchased 10.038 million shares of common stock for $364.2 million, or an average price of $36.28 per share, including 6.848 million shares of common stock in the open market for $250.0 million under our current Board of Directors authorization and 3.190 million shares of common stock for $114.2 million in connection with net-share settlements under our equity compensation plan.
•We had 240.2 million shares outstanding and 267.2 million shares outstanding on a fully diluted basis[7] at February 28, 2022. Our book value per share was $43.68 and tangible book value per fully diluted share[8] was $33.08 at February 28, 2022.
•Our Board of Directors has authorized the repurchase in the future of an additional up to $250 million of our common stock.
•Effective tax rate of 16.4%, primarily reflecting excess tax benefits from restricted stock unit conversions.

Investment Banking and Capital Markets
•Investment Banking net revenues of $1.00 billion were driven by significantly higher quarterly advisory net revenues and higher results in debt underwriting as compared with the prior year quarter, offset by lower net revenues in equity underwriting.
•Combined Capital Markets net revenues of $480 million were lower as compared to prior year quarter. Equities net revenues were significantly impacted by market volatility and global instability. In addition, the first quarter last year benefited from trading opportunities related to Special Purpose Acquisition Companies. Fixed Income results were impacted by lower trading volumes in the face of inflation concerns and interest rate uncertainty.

Asset Management
•Asset Management net revenues reflect higher asset management fees, offset by lower investment returns and lower revenues from strategic affiliates as compared to the prior year quarter.

Legacy Merchant Banking
•Merchant Banking results reflect strong results at Idaho Timber, offset by unrealized hedging losses at Vitesse and a decline in the value of several of our investments in public companies.

2 Jefferies Financial Group

* * * *
Amounts herein pertaining to February 28, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three months ended February 28, 2022 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about April 8, 2022.

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Notes

1.Return on adjusted tangible equity (a non-GAAP financial measure) is defined as Jefferies' annualized adjusted net income (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 9 for reconciliation to U.S. GAAP amounts.

2.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. Refer to Selected Financial and Statistical Information on pages 6 to 7.

3.The 137.292 million common shares repurchased since January 2018 includes 133.449 million shares of common stock repurchased in the open market for $2.979 billion under our Board of Director authorizations and 3.843 million shares of common stock for $128.6 million repurchased in connection with net-share settlements under our equity compensation plan.

4.Tangible shareholders' equity (a non-GAAP financial measure), is defined as Jefferies Financial Group shareholders' equity less Intangible assets, net and goodwill. Refer to schedule on page 9 for reconciliation to U.S. GAAP amounts.

5.Backlog represents an estimate of our net revenues from expected future transactions. As an indicator of net revenues in a given future period, it is subject to limitations. The time frame for the realization of revenues from these expected transactions varies and is influenced by factors we do not control. Transactions not included in the estimate may occur, and expected transactions may also be modified or cancelled.

6.In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

7.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 10 for reconciliation to U.S. GAAP amounts.

8.Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 10 for reconciliation to U.S. GAAP amounts.

3 Jefferies Financial Group

Summary

(In thousands, except per share amounts) (Unaudited)
	Three Months Ended February 28,
	2022	2021
Net revenues	$1,731,915	$2,486,942
Income before income taxes and loss related to associated companies	$422,317	$811,353
Loss related to associated companies	(29,985)	(10,568)
Income before income taxes	392,332	800,785
Income tax provision	64,357	218,236
Net income	327,975	582,549
Net loss attributable to the noncontrolling interests	969	743
Net loss attributable to the redeemable noncontrolling interests	573	769
Preferred stock dividends	(2,070)	(1,626)
Net income attributable to common shareholders	$327,447	$582,435

Basic earnings per common share attributable to Jefferies common shareholders:
Net income	$1.26	$2.17

Basic: weighted average shares	257,552	266,386

Diluted earnings per common share attributable to Jefferies common shareholders:
Net income	$1.23	$2.13

Diluted: weighted average shares	266,571	272,881

4 Jefferies Financial Group

A summary of results for the three months ended February 28, 2022 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,481,818	$59,956	$189,535	$746	$—	$(140)	$1,731,915
Expenses:
Cost of sales	—	—	95,671	—	—	—	95,671
Compensation and benefits	724,276	19,936	39,323	6,149	—	—	789,684
Non-compensation expenses:
Floor brokerage and clearing fees	72,166	11,795	—	—	—	—	83,961
Selling, general and other expenses	240,936	11,854	26,670	5,937	—	(140)	285,257
Interest expense	—	—	697	—	8,391	—	9,088
Depreciation and amortization	23,555	362	21,596	424	—	—	45,937
Total non-compensation expenses	336,657	24,011	48,963	6,361	8,391	(140)	424,243
Total expenses	1,060,933	43,947	183,957	12,510	8,391	(140)	1,309,598
Income (loss) before income taxes and loss related to associated companies	420,885	16,009	5,578	(11,764)	(8,391)	—	422,317
Loss related to associated companies	—	—	(29,985)	—	—	—	(29,985)
Income (loss) before income taxes	$420,885	$16,009	$(24,407)	$(11,764)	$(8,391)	$—	392,332
Income tax provision							64,357
Net income							$327,975

A summary of results for the three months ended February 28, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments (1)	Total
Net revenues	$1,987,496	$229,202	$267,004	$590	$—	$2,650	$2,486,942
Expenses:
Cost of sales	—	—	95,559	—	—	—	95,559
Compensation and benefits	1,109,695	22,785	24,529	15,534	—	—	1,172,543
Non-compensation expenses:
Floor brokerage and clearing fees	66,574	9,842	—	—	—	—	76,416
Selling, general and other expenses	228,733	12,164	26,520	4,669	—	(149)	271,937
Interest expense	5,553	—	912	—	13,902	—	20,367
Depreciation and amortization	20,710	479	16,714	864	—	—	38,767
Total non-compensation expenses	321,570	22,485	44,146	5,533	13,902	(149)	407,487
Total expenses	1,431,265	45,270	164,234	21,067	13,902	(149)	1,675,589
Income (loss) before income taxes and loss related to associated companies	556,231	183,932	102,770	(20,477)	(13,902)	2,799	811,353
Loss related to associated companies	—	—	(10,568)	—	—	—	(10,568)
Income (loss) before income taxes	$556,231	$183,932	$92,202	$(20,477)	$(13,902)	$2,799	800,785
Income tax provision							218,236
Net income							$582,549

(1) In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

5 Jefferies Financial Group

Selected Financial and Statistical Information

(Amounts in Thousands, Except Other Data) (Unaudited)
	Quarter Ended
	February 28, 2022	November 30, 2021 (1)	February 28, 2021 (1)
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$543,769	$587,726	$311,439

Equity underwriting	156,100	370,636	494,806
Debt underwriting	245,179	222,655	197,367
Total underwriting	401,279	593,291	692,173

Other investment banking (2)	58,134	66,631	83,022

Total investment banking	1,003,182	1,247,648	1,086,634

Equities	277,047	291,032	531,016
Fixed income	202,800	132,771	363,359
Total capital markets	479,847	423,803	894,375

Other (2)	(1,211)	(23,366)	6,487

Total Investment Banking and Capital Markets Net Revenues (3)	1,481,818	1,648,085	1,987,496

Asset management fees and revenues (4)	44,502	13,065	66,309
Investment return (5)	29,530	41,658	173,292
Allocated net interest (5)	(14,076)	(11,914)	(10,399)
Total Asset Management Net Revenues	59,956	42,809	229,202

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$1,541,774	$1,690,894	$2,216,698

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$83,961	$79,652	$76,416
Underwriting costs	8,128	26,931	36,136
Technology and communications	104,555	101,544	91,939
Occupancy and equipment rental	25,250	25,198	23,783
Business development	24,376	42,386	17,991
Professional services	51,118	54,986	38,636
Depreciation and amortization	23,917	23,149	21,189
Other	39,363	80,519	37,965

Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$360,668	$434,365	$344,055

Investment Banking, Capital Markets and Asset Management Compensation and Benefits Expenses:
Compensation and benefits	$744,212	$711,359	$1,132,480
Compensation and benefits expenses as a percentage of net revenues	48.3%	42.1%	51.1%

6 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)

	Quarter Ended
	February 28, 2022	November 30, 2021	February 28, 2021
Other Data:
Number of trading days	61	63	60
Number of trading loss days (6)	8	11	9
Average VaR (in millions) (7)	$12.12	$10.14	$16.02

(1)In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Previously reported results are presented on a comparable basis.
(2)In the first quarter of 2022, we also made a change to present our share of the net earnings of Berkadia Commercial Mortgage Holding LLC within Investment banking net revenues, which was previously presented within our Other business category. Previously reported results are presented on a comparable basis.
(3)Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(4)Includes management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
(5)Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(6)Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments.
(7)VaR estimates the potential loss in value of trading positions in our Investment Banking and Capital Markets and Asset Management business segments due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2021.

7 Jefferies Financial Group

Financial Data and Metrics

(Amounts in Millions, Except Other Data) (Unaudited)

	Quarter Ended
	February 28, 2022	November 30, 2021	February 28, 2021
Financial position (1):
Total assets	$60,036	$60,404	$56,869
Total assets less goodwill and intangible assets for the period	$58,142	$58,506	$54,955
Cash and cash equivalents	$8,501	$10,755	$8,649
Financial instruments owned	$21,633	$19,829	$19,097
Level 3 financial instruments owned (2)	$640	$579	$697
Goodwill and intangible assets	$1,895	$1,898	$1,914
Total equity	$10,549	$10,580	$9,778
Total shareholders' equity	$10,490	$10,554	$9,746
Tangible equity (3)	$8,596	$8,656	$7,832

Other data and financial ratios:
Leverage ratio (1) (4)	5.7	5.7	5.8
Tangible gross leverage ratio (1) (5)	6.8	6.8	7.0

Number of employees, at period end	5,625	5,556	5,009

(1)Amounts pertaining to February 28, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended February 28, 2022.
(2)Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
(3)Tangible equity (a non-GAAP financial measure) represents total Jefferies shareholders' equity less goodwill and identifiable intangible assets. We believe that tangible equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.
(4)Leverage ratio equals total assets divided by total equity.
(5)Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

8 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Return on Adjusted Tangible Equity Reconciliation
The table below reconciles our Net income attributable to common shareholders to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended February 28, 2022	Three Months Ended February 28, 2021

Net income attributable to common shareholders (GAAP)	$327,447	$582,435
Intangible amortization and impairment expense, net of tax	2,949	2,604
Adjusted net income (non-GAAP)	$330,396	$585,039
Annualized adjusted net income (non-GAAP)	$1,321,584	$2,340,156

	November 30, 2021	November 30, 2020

Shareholders' equity (GAAP)	$10,553,755	$9,403,893
Less: Intangible assets, net and goodwill	(1,897,500)	(1,913,467)
Less: Deferred tax asset	(327,547)	(393,687)
Less: Weighted average quarter-to-date impact of cash dividends and share repurchases	(154,005)	(68,714)
Adjusted tangible shareholders' equity (non-GAAP)	$8,174,703	$7,028,025

Return on adjusted tangible equity	16.2%	33.3%

Jefferies Shareholders' Equity GAAP Reconciliation

The table below reconciles our shareholders' equity to tangible shareholders' equity (in thousands):

December 31, 2017

Shareholders' equity (GAAP)	$10,105,957
Intangible assets, net and goodwill	(2,463,180)
Tangible shareholders' equity (non-GAAP)	$7,642,777

9 Jefferies Financial Group

Jefferies Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

February 28, 2022

Book value (GAAP)	$10,490,300
Redeemable convertible preferred shares convertible to common shares (1)	125,000
Stock options (2)	120,141
Intangible assets, net and goodwill	(1,894,721)
Adjusted tangible book value (non-GAAP)	$8,840,720

Common shares outstanding (GAAP)	240,169
Restricted stock units ("RSUs")	16,466
Redeemable convertible preferred shares converted to common shares (1)	4,441
Stock options (2)	5,063
Other	1,088
Fully diluted shares outstanding (non-GAAP) (3)	267,227

Book value per share outstanding	$43.68
Tangible book value per fully diluted share outstanding	$33.08

(1)	Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares.
(2)	Stock options added to book value are equal to the total number of stock options outstanding as of February 28, 2022 of 5,063,000 multiplied by the weighted average exercise price of $23.73 on February 28, 2022. Stock options added to fully diluted shares are equal to the total stock options outstanding on February 28, 2022.
(3)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

10 Jefferies Financial Group